Exhibit 23.J





INDEPENDENT AUDITORS' CONSENT

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-103714 of PMFM ETF Portfolio Trust (a series of PMFM Investment Trust) of our report dated June 27, 2003, appearing in the Statement of Additional Information, which is a part of such Registration Statement.





/s/ Deloitte & Touche

June 27, 2003
New York, New York